Press Release

Vroom Completes Recapitalization
Positions the Company for Long-Term Growth

January 14, 2025

NEW YORK--(BUSINESS WIRE)--Vroom, Inc., a leading automotive finance company and a data, AI-powered analytics and digital services platform supporting the automotive industry, today announced that as of January 14, 2025, it has successfully completed its recapitalization of unsecured convertible senior notes and emerged from the prepackaged Chapter 11 case it voluntarily filed in the U.S. Bankruptcy Court for the Southern District of Texas.

● Vroom emerges without any long-term debt at Vroom, Inc., while its subsidiary, UACC, will continue to be obligated to debt related to asset-backed securitizations and their trust-preferred securities. The unsecured convertible senior notes were converted entirely into equity.

● Every 5 shares of the Company’s Common Stock issued and outstanding as of immediately prior to the effectiveness of the Bankruptcy emergence issuance adjustment were automatically reclassified into one validly issued, fully-paid and non-assessable new share of Common Stock similar to a 1-for-5 reverse stock split. Following the completion of the transaction there are approximately 5.1 million total shares outstanding.

● Warrants to purchase shares of Common Stock issued in connection with the transaction have an exercise price equal to $60.95 ($12.19 prior to the adjustment).

●
Trade creditors and all other allowed general unsecured creditors will be paid in full in connection with the Chapter 11 case.

“We move forward with a strengthened balance sheet and are focused on executing our Long-Term Strategic Plan,” said Tom Shortt, Chief Executive Officer of Vroom.

Advisors

Porter Hedges LLP served as bankruptcy counsel, Latham & Watkins LLP served as special corporate counsel, Stout Risius Ross, LLC served as financial advisor, and Verita Global served as claims and noticing agent. Wachtell, Lipton, Rosen & Katz and McGuireWoods served as counsel for certain creditors.

About Vroom (Nasdaq: VRM)

Vroom owns and operates United Auto Credit Corporation (UACC), a leading automotive lender serving the independent and franchise dealer market nationwide, and CarStory, a leader in AI-powered analytics and digital services for automotive retail. Prior to January 2024, Vroom also operated an end-to-end ecommerce platform to buy and sell used vehicles. Pursuant to its previously announced Value Maximization Plan, Vroom discontinued its ecommerce operations and wound down its used vehicle dealership business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the anticipated prepackaged Chapter 11 case contemplated by the RSA, the recapitalization of debt, their intended benefits, their impact on our ongoing operations and operating subsidiaries, our intention to list New Common Stock on a national securities exchange, our expectations regarding UACC’s business, including with respect to its securitizations, our ability to execute on our Long-Term Strategic Plan, and the timing of any of the foregoing. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements in this press release include: we are subject to risks and uncertainties associated with the anticipated prepackaged Chapter 11 case; we may not be able to obtain confirmation of the plan of reorganization contemplated by the RSA; if the RSA is terminated, our ability to confirm and consummate the plan of reorganization contemplated by the RSA could be materially and adversely affected; the RSA is subject to significant conditions and milestones that may be difficult for us to satisfy; trading in our securities is highly speculative and poses substantial risks; if the plan of reorganization contemplated by the RSA becomes effective, the holders of our existing common stock will be diluted; following the effectiveness of the plan of reorganization contemplated by the RSA, certain holders of claims or causes of action relating to the unsecured Notes, if they choose to act together, will have the ability to significantly influence all matters submitted to stockholders of the reorganized company for approval; our business could suffer from a long and protracted restructuring; as a result of the anticipated prepackaged Chapter 11 case, our historical financial information will not be indicative of our future performance; we are subject to claims that will not be discharged in the anticipated prepackaged Chapter 11 case, which could have a material adverse effect on our financial condition and results of operations; the anticipated prepackaged Chapter 11 case has consumed and is expected to continue to consume a substantial portion of the time and attention of our management, which may have an adverse effect on our business and results of operations, and we may experience increased levels of employee attrition; upon our emergence from bankruptcy, the composition of our board of directors may change; the anticipated prepackaged Chapter 11 case raises substantial doubt regarding our ability to continue as a going concern; our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could materially adversely affect our business, financial condition and results of operations and impair our ability to satisfy our debt obligations; we may be unable to satisfy a continued listing rule from Nasdaq, and if we are delisted, we may not be able to satisfy an initial listing rule from Nasdaq or another national securities exchange; our tax attributes and future tax deductions may be reduced or significantly limited as a result of the consummation of the plan of reorganization contemplated by the RSA and any restructuring or reorganization in connection therewith; there are risks associated with the discontinuance of our ecommerce operations and wind-down of our used vehicle dealership business; we may not generate sufficient liquidity to operate our business; as well as the other important risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our Quarterly report on Form 10-Q for the quarter ended September 30, 2024, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom
Jon Sandison
investors@vroom.com

Source: Vroom, Inc.